UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 11, 2010

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2010, Dean Foods Company (the “Company”) announced that Shaun P. Mara will join the Company effective June 28, 2010 as Senior Vice President and Chief Accounting Officer. Mr. Mara, who is 45, served from 2008-2009 as Senior Vice President of Finance for the Wm. Wrigley Jr. Company (“Wrigley”), a subsidiary of Mars, Incorporated (“Mars”), where he maintained responsibility for corporate reporting, global finance, and post-merger integration functions for a division with approximately $6 billion in revenue. Prior to the acquisition of the Wrigley by Mars, from 2006-2008 Mr. Mara also served as Vice President, Corporate Controller and Chief Accounting Officer for Wrigley and oversaw all accounting, SEC financial filings, and Sarbanes-Oxley compliance matters. From 2004-2006, Mr. Mara served as Vice President of Finance, Commercial Operations for Wrigley, where he led a global sales and marketing group with approximately $4 billion in revenue.

The Company has agreed to pay Mr. Mara a base salary of $350,000, and he will be eligible to earn a target annual incentive payment of 50% of his base salary pursuant to the Company’s Short-Term Incentive Plan. Such payment will be prorated based on his actual start date, and will be guaranteed at $100,000 or actual achievement (whichever is greater). In addition, Mr. Mara will receive a one-time signing bonus of $50,000. Subject to approval by the Compensation Committee of the Board of Directors, the Company intends to grant Mr. Mara long-term incentive compensation consisting of stock options having a Black Scholes value of $125,000, and restricted stock units having a value of $125,000. Subject to approval by the Compensation Committee, the Company also intends to grant long-term incentive compensation for 2011 with a target value of no less than $250,000, consisting of stock options, restricted stock units and cash performance units. Mr. Mara will also be eligible to participate in the Company’s Executive Severance Plan (as set forth in Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008) and will be provided with a change in control agreement (in substantially the form of Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008), pursuant to which he will be entitled to certain benefits in the event of a change in control of the Company.

The Company also announced on June 11, 2010 that Ron McCrummen will leave his current position as Senior Vice President and Chief Accounting Officer effective July 31, 2010 to pursue interests outside the Company. The press release containing these announcements is attached to as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Dean Foods Company press release dated June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	DEAN FOODS COMPANY

	By:	/S/ STEVEN J. KEMPS
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated June 11, 2010.